GVI SECURITY SOLUTIONS, INC.
                             SUBSCRIPTION AGREEMENT

      SUBSCRIPTION AGREEMENT made as of this 29th day of October, 2004 between GVI Security Solutions, Inc., a Delaware corporation (the "Company"), and ___________________ (the "Subscriber").

      WHEREAS, the Company desires to issue up to 40 units (the "Bridge Units") in a private placement (this "Offering"), each Unit consisting of $50,000 principal amount of 12% Subordinated Secured Promissory Notes (the "Notes") in the form attached as Exhibit A hereto, and the right to be issued warrants (the "Warrants"), as provided in Section 1.2 below, to purchase shares of the common stock, par value $.001 per share of the Company, substantially in the form attached as Exhibit B hereto, on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire the number of Bridge Units set forth on the signature page hereof; and

      WHEREAS, the Notes will be (i) secured by the assets of the Company pursuant to a Security Agreement in the form of Exhibit C (the "Security Agreement"), between the Company and W-net, Inc. as collateral agent (the "Agent") for the subscribers in the Offering, and (ii) subordinated to the Company's obligations to Laurus Master Fund Ltd. ("Laurus") pursuant to a Subordination Agreement in the form of Exhibit D hereto, between Laurus, the Company and the subscribers in the Offering; and

      WHEREAS, the subscribers in the offering will appoint the Agent to act as collateral agent for such subscribers under the Security Agreement pursuant to the Agency Appointment Agreement in form of Exhibit E hereto.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

      I. SUBSCRIPTION FOR BRIDGE UNITS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

            1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Bridge Units as is set forth upon the signature page hereof at a price equal to $50,000 per Bridge Unit, and the Company agrees to sell such Bridge
Units to the Subscriber for said purchase price. The Company will pay the Subscriber a closing fee equal to one percent (1%) of the purchase price hereunder (the "Closing Fee"). The purchase price for the Bridge Units (less the Closing Fee) is payable by delivery of a certified or bank check made payable to the Company, or by wire transfer to an account designated by the Company, contemporaneously with the execution and delivery of this Subscription Agreement. The Notes will be delivered by the Company within five days following the consummation of this Offering.

            1.2 On the earlier of (i) the closing of one or more private placements of the Company's equity securities resulting in aggregate gross proceeds to the Company of at least $1,500,000 (a "Qualified Offering") and (ii) April 1, 2005 (such earlier date, the "Warrant Issuance Date"), the Company shall issue to Subscriber a Warrant to purchase that number of shares of Common

Stock equal to Subscriber's aggregate purchase price for the Units hereunder, divided by the "Exercise Price" of the Warrant (as determined pursuant to this Section 1.2). The Exercise Price of the Warrant shall be the price per share of Common Stock paid by investors in the Qualified Offering; provided, that if the Warrants are issued on April 1, 2005 because a Qualified Offering has not been consummated by such date, the Exercise Price shall (x) initially be $1.50 and
(y) be subject to downward  adjustment  (if  applicable) on July 1, 2005, if the
Note issued to Subscriber hereunder has not been repaid as of such date, to equal 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding July 1, 2005, as reported by the Nasdaq Stock Market, the NASD OTC Bulletin Board, the Pink Sheets LLC, or such other principal market on which the Common Stock is then traded or quoted (the "Applicable Market"), and be subject to further downward adjustment (if applicable) on October 1, 2005, if the Note issued to Subscriber hereunder has not been repaid as of such date, to equal 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding October 1, 2005, as reported by the Applicable Market. In determining the price per share of Common Stock paid by investors in a Qualified Offering, in the event such investors purchase units consisting of Common Stock and warrants to purchase Common Stock, for the purposes hereof, the entire amount of the purchase price for such units shall be allocated to the shares of Common Stock included in such units.

            1.3 The Subscriber recognizes that the purchase of Bridge Units involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Bridge Units; (ii) he may not be able to liquidate his investment; (iii) transferability of the securities comprising the Bridge Units is extremely limited; and (iv) the Company will be unable to repay the Notes without obtaining additional financing.

            1.4 The Subscriber represents and warrants that it is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that it is able to bear the economic risk of an investment in the Bridge Units.

            1.5 The Subscriber acknowledges that it has prior investment experience, and that Subscriber recognizes the highly speculative nature of this investment.

            1.6 The Subscriber acknowledges that it has been furnished by the Company during the course of this transaction with all information regarding the Company that it has requested and; that it has been afforded the opportunity to meet with, ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Offering.

            1.7 The Subscriber acknowledges that this Offering may involve tax consequences, including, but not limited to, the possible need to recognize interest income relating to the Warrants and that the Company has not provided tax advice or information to the Subscriber. The Subscriber acknowledges that it must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Bridge Units.

            1.8 The Subscriber acknowledges that this Offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Securities Act. The Subscriber represents that the Notes and Warrants comprising his Bridge Units are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer the Notes or the Warrants unless they are registered under the Securities Act or unless an exemption from such registration is available.

            1.9 The Subscriber understands that there is no public market for the Notes or the Warrants. The Subscriber understands that Rule 144 (the "Rule") promulgated under the Securities Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company is currently a reporting company but makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber agrees that the Company may, if it desires, permit the transfer of the Notes, the shares of Common Stock issuable upon conversion of the Notes, if any (the "Conversion Shares"), the Warrants or the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares" and, together with the Notes, Conversion Shares and Warrants, the "Securities") out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state "blue sky" laws.

            1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

      II.   REPRESENTATIONS BY THE COMPANY

            2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this Offering and on the Closing Date:

                  (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

                  (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Bridge Units and the securities contained therein will have been duly taken and approved.

                  (c) The Notes and Warrants have been duly and validly authorized, and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with its terms.

      III.  REGISTRATION RIGHTS

            3.1 (a) If the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act during the two-year period commencing on Warrant Issuance Date in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company will give 20 days prior written notice of its determination to all holders of the Securities (the "Holders"). Upon the written request from any Holder, the Company will, except as herein provided, cause all Conversion Shares (if the Note has not then been repaid) and Warrant Shares (collectively, "Registrable Securities") to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning, delaying, suspending or withdrawing any registration. If any registration pursuant to this Section 3.1(a) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion by the Holders be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The obligation of the Company under this Section 3.1(a) is limited to two registration statements. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration (the "Requested Stock") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The Holder may, at its option, request the registration of the Registrable Securities in a registration statement made by the Company as contemplated by 3.1(a) prior to the acquisition of the Registrable Securities upon conversion of the Note (if applicable) and exercise of the Warrant even though the Holder has not given notice of exercise of the Warrant.

                  (b) Upon written request (the "Demand Notice"), delivered any time after 180 days following the Warrant Issuance Date, from Holders representing beneficial ownership of an aggregate of more than 50% of the Registrable Securities, the Company shall no later than 30 days after receipt of the Demand Notice (the "Filing Deadline"), prepare and file with the SEC a registration statement under the Securities Act covering the resale of all of the Registrable Securities which are the subject of such request and shall use its best efforts to cause such registration statement to be declared effective by the SEC within ninety days after the Filing Deadline (the "Required Effective Date"). In addition, upon receipt of the Demand Notice, the Company shall promptly give written notice to the other Holders not a party to the Demand Notice that such registration is to be effected. The Company shall include in such registration statement the Registrable Securities for which it has received written requests to register by such other Holders within 15 days after the delivery of the Company's written notice to such other Holders.

                  (c)   In the event that (A) the  registration  statement under
Section 3.1(b) is not filed by the Filing Deadline or (B) a registration statement filed under either Section 3.1(a) or (b) is not declared effective by the Required Effective Date, the Company shall pay to each Holder (except for any Holder whose failure to provide information as required hereunder causes a delay in filing or obtaining effectiveness) liquidated damages at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total purchase price of the Bridge Units purchased by such Holder for the period that the registration statement is not (A) filed with the SEC on or before the Filing Deadline or (B) declared effective by the SEC following Required Effective Date. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the Required Filing Date or Required Effective Date, as the case may be.

            3.2   The  Company  will,   until  such  time  as  the   Registrable
Securities may be sold under Rule 144 without volume limitation:

                  (i) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (ii)  use  its  best   efforts  to  register  or  qualify  the
            securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction;

                  (iii) notify  the  Holders,  promptly  after it shall  receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (iv) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

                  (v) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

      The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

            3.3 All fees, costs and expenses of and incidental to the registrations pursuant to Sections 3.1 shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes. The fees, costs and expenses of registration to be borne by the Company as provided above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

            3.4 The Company will indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 3.1 hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

            3.5 Each Holder of Registrable Securities included in a registration pursuant to the provisions of Section 3.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

            3.6 Promptly after receipt by an indemnified party pursuant to the provisions of Sections 3.4 or 3.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 3.4 or 3.5, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 3.4 or 3.5 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

      IV.   MISCELLANEOUS

            4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at 2801 Trade Center Drive, Suite 120, Carollton, Texas 75007, Attn: Nazzareno E. Paciotti, and to Subscriber at his address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

            4.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

            4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            4.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

            4.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by each Subscriber, this Subscription Agreement shall become a binding obligation of each Subscriber with respect to the purchase of the Bridge Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

            4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

            4.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

      IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


-----------------------------------   ------------------------------------------
Signature of Subscriber               Signature of Co-Subscriber

-----------------------------------   ------------------------------------------
Name of Subscriber                    Name of Co-Subscriber
[please print]                        [please print]

-----------------------------------   ------------------------------------------
Address of Subscriber                 Address of Co-Subscriber

-----------------------------------   ------------------------------------------
Social Security or Taxpayer           Social Security or Taxpayer Identification
Identification Number of Subscriber   Number of Co-Subscriber


-----------------------------------
Purchase Price of Units Subscribed
For

                                          Subscription Accepted:
                                          GVI SECURITY SOLUTIONS, INC.


                                          By:___________________________________
                                             Name:  Nazzareno E. Paciotti
                                             Title: Chief Executive Officer and
                                                    Chief Financial Officer

                                    EXHIBIT A
                                  FORM OF NOTES

                                    EXHIBIT B
                                FORM OF WARRANTS

                                    EXHIBIT C
                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT D
                         FORM OF SUBORDINATION AGREEMENT

                                    EXHIBIT E
                      FORM OF AGENCY APPOINTMENT AGREEMENT